As filed with the Securities and Exchange Commission on December 21, 2006

Registration No. 333-13670

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT No. 1
TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Royal & Sun Alliance Insurance Group plc
(Exact name of registrant as specified in its charter)

England and Wales	N/A
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification Number)

9th Floor, One Plantation Place
30 Fenchurch Street
London EC3M 3BD
England
(Address of principal executive offices)

Royal & Sun Alliance 401(k) Account
(Full title of the plan)

Bob Dixon, Senior Vice President
Royal & Sun Alliance USA, Inc.
9300 Arrowpoint Boulevard
Charlotte, North Carolina 28273-8135
Telephone: (704) 522-2000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to
Gregory B. Astrachan, Esq.
Willkie Farr & Gallagher LLP
1 Angel Court
London EC2R 7HJ
England
Telephone: 011 44 207 696 5454

DEREGISTRATION OF SECURITIES

Pursuant to a Form S-8 registration statement (File No. 333-13670) (the "Registration Statement") filed with the Securities and Exchange Commission on July 2, 2001, Royal & Sun Alliance Insurance Group plc (the “Company”) registered 5,250,000 Ordinary Shares, 27.5 pence nominal value per share (the “Shares”), evidenced by American Depositary Receipts (“ADRs”) (each, representing five (5) Shares), to be offered pursuant to the Royal & Sun Alliance 401(k) Account. The ADR program was terminated on October 30, 2006.

The purpose of this Post-Effective Amendment No. 1 to the Registration Statement is to terminate the Registration Statement and to deregister all of the Shares originally registered thereby which remain outstanding as of such termination.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 21st day of December, 2006.

Royal & Sun Alliance Insurance Group plc

By:	/s/ Andrew Haste
Name:	ANDREW HASTE
Title:	GROUP CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act, the administrative committee of the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 21st day of December, 2006.

Royal & Sun Alliance 401(k) Account

By:	/s/ Bob Dixon
A member of the administrative committee of the Plan

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title(s)	Date

/s/ Andrew Haste	Group Chief Executive	December 21, 2006
(Principal Executive Officer and Director)
Andrew Haste

/s/ George Culmer	Chief Financial Officer	December 21, 2006
(Principal Financial and Accounting Officer and Director)
George Culmer

/s/ John Napier	Chairman	December 21, 2006

John Napier

/s/ Noel Harwerth	Director	December 21, 2006

Noel Harwerth

/s/ Edward Lea	Director	December 21, 2006

Edward Lea

/s/ Malcolm Le May	Director	December 21, 2006

Malcolm Le May

/s/ John Maxwell	Director	December 21, 2006

John Maxwell

/s/ David Paige	Group Risk Director	December 21, 2006

David Paige

/s/ Bridget McIntyre	UK Chief Executive	December 21, 2006
Director
Bridget McIntyre

/s/ Bob Dixon	Senior Vice President,	December 21, 2006
Authorized U.S. Representative
Bob Dixon